UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 25, 2023

AERWINS Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40734	86-2049355
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Shiba Koen Annex 6 f, Shiba Koen 3-chome, Minato-ku, Tokyo Japan	105-0011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +813-6409-6761

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.000001 par value per share	AWIN	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	AWINW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in a Form 8-K filed with the U.S. Securities and Exchange Commission on April 13, 2023, on April 12, 2023, AERWINS Technologies Inc., a Delaware corporation’s (the “Company,” “we,” “us,” or “AERWINS”) entered into a Securities Purchase Agreement (the “SPA”) with Lind Global Fund II LP, an investment fund managed by The Lind Partners, a New York based institutional fund manager (together, the “Investor”). Pursuant to the SPA, the Company agreed to issue to the Investor up to three secured convertible promissory notes (the “Notes” and each a “Note”) in the aggregate principal amount of $6,000,000 and warrants (the “Warrant” and each a “Warrant”) to purchase up to 5,601,613 shares of the Company’s common stock ( the “Transaction”).

The Closing of the first Tranche (the “First Closing”) occurred on April 12, 2023 and consisted of the issuance and sale to the Investor of a Note with a purchase price of $2,100,000 and a principal amount of $2,520,000 (the “First Closing Note”) and the issuance to the Investor of a Warrant to acquire 2,532,678 shares of common stock. The Closing of the second Tranche (the “Second Closing”) occurred on May 23, 2023 and consisted of the issuance and sale to the Investor of a Note with a purchase price of $1,400,000 and a principal amount of $1,680,000 (the “Second Closing Note,” together with the First Closing Note, the “Closing Notes”), and the issuance to the Investor of a Warrant to acquire 1,568,542 shares of common stock.

Floor Price Amendment. On August 25, 2023 (the “Amendment Date”), the Company and the Investor entered into an Amendment to Senior Convertible Promissory Note First Closing Note and an Amendment to the Senior Convertible Promissory Note Second Closing Note (collectively, the “Note Amendments”) which amended the Closing Notes’ Conversion Price (as defined in the Closing Notes) to include a floor price of $0.18176 (the “Floor Price”).

As amended pursuant to the Note Amendments, the Conversion Price of the Closing Notes is a price equal to the lesser of: (i) US$0.90 (the “Fixed Price”); or (ii) 90% of the lowest single VWAP during the 20 Trading Days prior to conversion of the Closing Notes, subject to adjustment as disclosed below, provided that in no event shall the Conversion Price be less than the Floor Price, and in the event that the calculation as set forth above would result in a Conversion Price less than the Floor Price, the “Conversion Price” for purposes shall be the Floor Price. If the Company shall at any time or from time to time after the Amendment Date effect a split or other subdivision of the outstanding common stock, the Floor Price in effect immediately prior to the stock split shall be proportionately decreased, and if the Company shall at any time or from time to time after the Amendment Date combine its outstanding common stock, the Floor Price in effect immediately prior to the combination shall be proportionately increased.

Cash Payment. The Note Amendments also provide that at the option of the Investor, if in connection with a conversion under the Closing Notes, as amended, the Conversion Price is deemed to be the Floor Price, then in addition to issuing the Conversion Shares (as defined in the Closing Notes) at the Floor Price, the Company will also pay to the Investor a cash amount equal to (i) the number of shares of common stock that would be issued to the Investor upon a conversion determined by dividing the dollar amount to be converted being paid in shares of common stock by ninety percent (90%) of the lowest single VWAP during the twenty (20) Trading Days prior to the applicable date of conversion (notwithstanding the Floor Price) less (ii) the number of Conversion Shares issued to the Investor in connection with the conversion; and (iii) multiplying the result thereof by the VWAP on the Conversion Date.

The foregoing description of the Note Amendments is qualified in its entirety by reference to the Note Amendments, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description
10.1	Amendment to Senior Convertible Promissory Note First Closing Note between AERWINS Technologies, Inc. and Lind Global Fund II LP dated August 25, 2023.
10.2	Amendment to Senior Convertible Promissory Note Second Closing Note between AERWINS Technologies, Inc. and Lind Global Fund II LP dated August 25, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 28, 2023	AERWINS Technologies Inc.

	By:	/s/ Taiji Ito
Taiji Ito
Chief Executive Officer

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